National Life Insurance Company

Power of Attorney

The undersigned hereby appoints Thomas H. MacLeay, Mehran Assadi and Kelly Fournier, or any of them, his attorney-in-fact to execute in his name, and on his behalf,

(1) the VariTrak variable universal life registration statement on Form N-6 (File No. 33-91938) and all amendments thereto,

(2) the Sentinel Estate Provider survivorship variable universal life registration statement on Form N-6
(File No. 333-44723) and all amendments thereto,

(3) the Sentinel Benefit Provider variable universal life registration statement on Form N-6 (File No. 333-
67003) and all amendments thereto,

(4) the Sentinel Advantage variable annuity registration statement on Form N-4 (File No. 333-19583) and all amendments thereto,

(5) the Investor Select variable universal life registration statement on Form N-6 and all amendments thereto, and

(6) any other variable universal life and variable annuity registration statements and all amendments thereto filed on Forms N-6 and N-4 respectively by National Life Insurance Company after the execution date indicated below to be filed by National Life Insurance Company under the Securities Act of 1933.

June 11, 2008	_/s/ E. Miles Prentice III________
Date:	Name: E. Miles Prentice III